                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 / / Confidential, for use of the Commission only (as permitted by
         Rule 14a-6(e)(2)

                              BRE PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): N/A

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2), or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies: N/A
     (2) Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* N/A
     (4) Proposed maximum aggregate value of transaction: N/A
     (5) Total fee paid: N/A
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid: N/A
     (2) Form, Schedule or Registration Statement No.: N/A
     (3) Filing party: N/A
     (4) Date filed: N/A

------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                          PRELIMINARY PROXY MATERIALS

                                     [LOGO]

                            -----------------------

                              BRE PROPERTIES, INC.

                            -----------------------

                                                                  MARCH   , 1997

Dear Shareholder:

    It is a pleasure to invite you to attend our Annual Meeting of Shareholders to be held on Thursday, April 10, 1997 at 10:00 a.m. San Francisco time, in the Oak Room of the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California.

    This booklet includes the notice of meeting and proxy statement, which contain information about the formal business to be acted on by the shareholders. The meeting will also feature a report on the operations of your company, followed by a question and discussion period. After the meeting, you will have the opportunity to speak informally with the directors and officers.

    It is important that your shares be voted whether or not you plan to be present at the meeting. Please complete, sign, date and return the enclosed form of proxy promptly, or you may utilize our new telephone voting procedure. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                                          Sincerely,

                                          BRE PROPERTIES, INC.

                                          Frank C. McDowell
                                          PRESIDENT & CHIEF EXECUTIVE OFFICER

                              BRE PROPERTIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    Notice is hereby given that the Annual Meeting of Shareholders of BRE Properties, Inc. (the "company") will be held on Thursday, April 10, 1997 at 10:00 a.m. San Francisco time, in the Oak Room of the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California, for the following purposes;

        1.  To elect three Class III directors for a term of three years.

        2. To approve an amendment to the company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares.

        3. To approve an amendment increasing the company's Amended and Restated 1992 Employee Stock Plan from 750,000 to 1,750,000 shares.

        4. To ratify the selection of Ernst & Young LLP as the company's independent auditors for the year ending December 31, 1997.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on February 21, 1997 shall be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          LEROY E. CARLSON, SECRETARY

Dated: March       , 1997

                              BRE PROPERTIES, INC.
                       ONE MONTGOMERY STREET, SUITE 2500
                                 TELESIS TOWER
                          SAN FRANCISCO, CA 94104-5525
                           TELEPHONE: (415) 445-6530
                           FACSIMILE: (415) 445-6505

                              -------------------

                                PROXY STATEMENT

                              -------------------

                         ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited by the Board of Directors of BRE Properties, Inc., a Maryland corporation (the "company"), for use at the Annual Meeting of Shareholders of the company (the "Annual Meeting") to be held on Thursday, April 10, 1997 at 10:00 a.m. San Francisco time, or at any adjournment thereof. The meeting will be held in the Oak Room of the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California. At the meeting, holders of record of the company's common stock ("Common Stock") at the close of business on February 21, 1997 (the "Record Date") will be entitled to vote. On that date, the company's outstanding capital stock consisted of 33,003,785 shares of Common Stock, entitled to one vote each at the meeting. All references herein to a number of shares of Common Stock reflect the 100% stock dividend paid on June 27, 1996.

    The cost of soliciting proxies in the enclosed form will be borne by the company. Directors, officers and employees of the company may also, without additional compensation, solicit proxies by mail, personal interview, telephone and telecopy.

    The company will request banks, brokerage houses and other institutions, nominees or fiduciaries to forward the soliciting material to the beneficial owners of shares and to obtain authorization for the execution of proxies. The company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners. If a shareholder is a participant in the Direct Stock Purchase & Dividend Reinvestment Plan, the proxy card represents a voting instruction as to the number of full shares in the plan account, as well as any shares held directly by the shareholder.

    In lieu of mailing the proxy card in the postage-paid envelope provided, shareholders of record can vote their shares by calling the toll-free telephone number on the proxy card. The telephone voting procedure is designed to authenticate shareholders by use of a control number. The procedure allows shareholders to vote their shares and to confirm that their instructions have been properly recorded. The company has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any shareholder of record interested in voting by telephone are set forth on the enclosed proxy card.

    All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in the such proxies. If no choice is specified, the shares represented by a signed proxy will be voted for the election of the three nominees for Class III Director and in favor of the proposals set forth in the notice attached hereto. The three nominees for election as Class III Directors who receive the highest number of votes therefor at the Annual Meeting shall be elected as directors (Proxy Item No. 1). The affirmative votes of the holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote at the meeting shall be required to approve the increase in the authorized Common Stock (Proxy Item No. 2). The affirmative votes of the holders of a majority of the shares present and voting in person or by proxy at the Annual Meeting shall be required to approve both the increase in the shares subject to the Employee Stock Plan (Proxy Item No. 3) and the selection of auditors (Proxy Item No. 4).

    Votes at the Annual Meeting will be tabulated by one or more independent inspectors of election appointed by the company. Abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) will be included in the determination of shares present at the Annual Meeting for purposes of determining the presence of a quorum, i.e., a majority of the shares outstanding on the Record Date. Abstentions will be counted towards the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

    The company's principal executive offices are located in One Montgomery Street, Suite 2500, Telesis Tower, San Francisco, California 94104-5525.

    This Proxy Statement and the enclosed proxy are scheduled to be mailed to
shareholders commencing on or about March   , 1997.

                           ELECTION OF BRE DIRECTORS
                               (PROXY ITEM NO. 1)

    The company's Board of Directors (the "Board") consists of nine members, divided into three classes, designated Class I, Class II and Class III. Currently, there are three Class I directors, three Class II directors and three Class III directors.

    At the Annual Meeting, three Class III directors are to be elected for a term of three years (expiring in the year 2000) or until the election and qualification of their successors. The persons proposed for reelection as the Class III directors are Frank C. McDowell, William E. Borsari and C. Preston Butcher. The accompanying proxies solicited by the Board will (unless otherwise directed, revoked or suspended) be voted for the reelection of Messrs. McDowell, Borsari and Butcher, who are the present Class III directors.

    In the unanticipated event that any nominee should become unavailable for election or upon election should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment.

    The following table sets forth certain information as to the nominees, as well as the other current members of the Board, including their age, principal business experience during the past five years, the year they each first became a director, Board committee membership, and other directorships currently held in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

NOMINEES -- CLASS III DIRECTORS

                                                                                                                 BOARD
                                        PRINCIPAL BUSINESS EXPERIENCE                          DIRECTOR        COMMITTEE
NAME                                       DURING PAST FIVE YEARS                    AGE       SINCE(1)       MEMBERSHIP
----------------------------  -------------------------------------------------      ---      -----------  -----------------
Frank C. McDowell             President and Chief Executive Officer of the               48         1995       Executive
                              company, since June 1995. Chief Executive Officer
                              and Chairman of Cardinal Realty Services, Inc.,
                              1992-95. Senior Vice President, Head of Real
                              Estate, First Interstate Bank of Texas, 1988-92.
William E. Borsari            President, The Walters Management Company, a real          57         1992       Executive
                              estate asset management company, for more than
                              five years.
C. Preston Butcher            President and Chief Executive Officer, Lincoln             58         1985       Executive
                              Property Company, N.C., Inc., real estate
                              developer, and President and Chief Executive
                              Officer, Lincoln Property Company Management
                              Services, Inc., real estate management company,
                              for more than five years. Director, The Charles
                              Schwab Corporation.

                                                                                                                 BOARD
                                        PRINCIPAL BUSINESS EXPERIENCE                          DIRECTOR        COMMITTEE
NAME                                       DURING PAST FIVE YEARS                    AGE       SINCE(1)       MEMBERSHIP
----------------------------  -------------------------------------------------      ---      -----------  -----------------
CLASS I DIRECTORS -- TERM EXPIRES IN 1998

Arthur G. von Thaden          President and Chief Executive Officer of the               64         1981         Audit
                              company from 1970 to June 1995. Chief Executive
                              Officer, BankAmerica Realty Services, Inc., a
                              real estate investment advisory firm, from 1970
                              to 1987.
Malcolm R. Riley              Partner, Riley/Pearlman Company, a shopping                64         1990     Compensation
                              center developer and manager, since 1986.
                              Chairman, La Cagnina/Riley & Associates, since
                              1994.
Roger P. Kuppinger            Financial advisor to public and private                    56         1995         Audit
                              companies, since February 1994. Senior Vice
                              President and Managing Director, Sutro & Co.,
                              Inc., an investment banking company, from 1969 to
                              February 1994. Director, Realty Income
                              Corporation.

CLASS II DIRECTORS -- TERM EXPIRES IN 1999

L. Michael Foley              Principal, L. Michael Foley and Associates, real           58         1994        Audit,
                              estate and corporate consulting, since 1996.                                   Compensation
                              Senior Vice President and Chief Financial
                              Officer, Coldwell Banker Corporation, 1995-1996.
                              Chairman and Chief Executive Officer, Sears
                              Savings Bank, 1989-93. Senior Executive Vice
                              President, Coldwell Banker Real Estate Group,
                              Inc., 1986-93. Executive Vice President, Homart
                              Development Co., 1983-1993.
John McMahan                  Chairman of the Board of the company. Managing             59         1993       Executive
                              Principal -- The McMahan Group, real estate
                              management consultants, since 1996. President,
                              John McMahan Associates, Inc., a management
                              consulting firm, and McMahan Real Estate
                              Securities, Inc., a real estate investment firm,
                              1994 to 1996. President and Chief Executive
                              Officer, Mellon/McMahan Real Estate Advisors,
                              Inc., a real estate advisory firm, 1990-94.
Gregory M. Simon              Self employed as a private investor, since 1991.           55         1991     Compensation
                              Senior Vice President, H.F. Ahmanson & Co. and
                              Home Savings of America, from 1983 to 1991.

------------------------

(1) For Messrs. von Thaden and Butcher, includes service as a trustee of the company's predecessor, BankAmerica Realty Investors. For Messrs. Kuppinger, Simon and Borsari (who joined the Board in March 1996), includes service as a trustee of Real Estate Investment Trust of California ("RCT").

    A description of the business experience of the other executive officers of the company is contained in the company's annual report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission. The company will provide, without charge, a copy of its Form 10-K upon the written request of any shareholder solicited hereby made to the Secretary of the company at the address set forth on page one of this Proxy Statement.

    Mr. Butcher, a Class III director and a nominee for reelection, is a managing general partner in approximately 240 partnerships which act as the general partner of single purpose limited partnerships, each of which owns a rental real estate property. To date, 16 of these single purpose limited partnerships have filed for protection under the Federal bankruptcy laws.

VOTE REQUIRED

    The three nominees who receive the highest numbers of votes shall be elected as Class III directors. The Board of Directors unanimously recommends that shareholders vote FOR Messrs. McDowell, Borsari and Butcher.

BOARD AND COMMITTEE MEETINGS; COMPENSATION OF DIRECTORS

    During the year ended December 31, 1996, the Board held 12 meetings. All of the directors attended 75% or more of the meetings of the Board and each of the committees on which they served during 1996.

    The Board has established an Audit Committee, an Executive Committee and a Compensation Committee. The present members of these committees are indicated in the preceding section of this Proxy Statement. There is no Nominating Committee.

    The Audit Committee reviews the annual financial statements with both management and the independent auditors. Such review includes an assessment as to whether the financial statements are complete and consistent with information known to them and reflect appropriate accounting principles. The Audit Committee meets annually with the independent auditors in preparation for, and in review of, the annual audit. During 1996, the Audit Committee met three times.

    The Executive Committee has all powers of the Board in the management and affairs of the company, subject to limitations prescribed by the Board and by Maryland law. The Executive Committee did not meet during 1996.

    The Compensation Committee reviews the compensation of officers and administers of the company's stock compensation option plans. The Compensation Committee met twice during 1996.

    The company has adopted a policy of paying retainer and meeting fees of non-employee directors solely in stock options. Under the company's 800,000-share 1994 Non-Employee Director Stock Option Plan, for 1996 the eight directors who were not employees each received a stock option to purchase 25,000 shares of Common Stock at $21.00 per share, the closing market price on October 16, 1996, the date of grant. This grant applied to all current directors except Mr. McDowell. On April 29, 1996, the Board amended the Plan to provide an additional annual stock option for 25,000 shares for the Chairman of the Board, and on April 30, 1996 Mr. McMahan received this additional option for 25,000 shares at $17.69 per share (the market price on the grant date) for serving as Chairman of the Board. The Director Stock Option Plan provides each non-employee director annual stock options for 25,000 shares of Common Stock (50,000 shares for the Chairman) in lieu of cash compensation, plus options for an additional 5,000 shares if for the preceding fiscal year the increase in the company's funds from operations ("FFO") per share over the prior year places the company at or above the 80th percentile in this category for the ten largest publicly-traded multifamily real estate investment trusts. This target was met for 1996 and these additional 5,000-share options have been granted to the eight directors. Options granted under the Plan have a term of ten years and the automatic annual grants become exercisable as to one-twelfth of the shares per month, so that the options are fully vested by the first anniversary of the date of grant. The directors are also reimbursed for their out-of-pocket expenses in attending meetings.

    The Board has adopted a share ownership guideline of 10,000 shares of Common Stock for non-employee directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of its equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the company.

    To the company's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with; except that Mr. Simon inadvertently failed to include in his initial report of beneficial ownership, two holdings of family members totaling 6,386 shares of Common Stock, Mr. McDowell inadvertently filed a late report showing the exercise of a stock option for 10,000 shares in August 1996, and Mr. Kuppinger inadvertently filed a late report showing his purchase of 421 shares in December 1996 under the Direct Stock Purchase & Dividend Reinvestment Plan.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of February 13, 1997, information regarding the beneficial ownership of Common Stock by each director, by each named executive officer (as hereinafter defined) and by all directors and executive officers as a group. The amounts shown are based upon information provided by the individuals named.

                                                                                     SHARES OF COMMON     PERCENTAGE OF
                                                                                          STOCK         OUTSTANDING SHARES
                                                                                       BENEFICIALLY           OWNED
NAME                                                 CURRENT POSITION WITH COMPANY       OWNED(1)       BENEFICIALLY(1)(2)
--------------------------------------------------  -------------------------------  ----------------   ------------------
Frank C. McDowell.................................  Director, President and Chief          67,614(3)        *
                                                     Executive Officer
William E. Borsari................................  Director                               47,766(4)        *
C. Preston Butcher................................  Director                               44,417(5)        *
L. Michael Foley..................................  Director                               50,417(6)        *
Roger P. Kuppinger................................  Director                               38,823(7)        *
John McMahan......................................  Chairman of the Board                  63,333(8)        *
Malcolm R. Riley..................................  Director                               42,417(9)        *
Gregory M. Simon..................................  Director                               91,401(10)       *
Arthur G. von Thaden..............................  Director                              275,134(11)       *
Jay W. Pauly......................................  Senior Executive Vice President       203,946(12)       *
                                                     and Chief Operating Officer
Byron M. Fox......................................  Executive Vice President,              80,032(13)       *
                                                     Acquisitions
LeRoy E. Carlson..................................  Executive Vice President and          144,305(14)       *
                                                     Chief Financial Officer
John H. Nunn......................................  Senior Vice President,                116,854(15)       *
                                                     Property Management
All directors and executive officers as a group
  (13 persons)....................................                                      1,266,459(16)          3.8%

------------------------

(1) The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Except as otherwise indicated, each individual has sole voting and sole investment power with regard to the shares owned.

(2) Except where otherwise indicated, does not exceed 1%.

(3) Mr. McDowell -- includes 8,164 shares held as restricted shares, 450 shares held by Mr. McDowell's wife in which he disclaims any interest, and 55,000 shares acquired upon exercise of stock options that are collateral for recourse loans from the company. See STOCK LOANS.

(4) Mr. Borsari -- includes 35,417 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997. Also includes 10,674 shares held in an intervivos trust and 550 shares held by his wife.

(5) Mr. Butcher -- includes 2,000 shares held by Mr. Butcher's wife as her separate property and 2,000 shares held by Mr. Butcher and his wife as community property, as to which he has shared voting and investment power. Also includes 40,417 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997.

(6) Mr. Foley -- includes 10,000 shares owned by a family trust of which Mr. Foley and his wife are trustees, as to which he has shared voting and investment power, and 40,417 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997.

(7) Mr. Kuppinger -- includes 3,406 shares owned by a trust where he and his wife are trustees and 35,417 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997.

(8) Mr. McMahan -- includes 63,333 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997.

(9) Mr. Riley -- includes 1,000 shares owned in joint tenancy by Mr. Riley and his wife and 1,000 shares owned in a family partnership, as to which he has shared voting and investment power. Also includes 40,417 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997.

(10) Mr. Simon -- includes 2,112 shares owned by his wife as separate property, 4,274 shares held in trust for his children where Mr. Simon is the trustee and 35,417 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997.

(11) Mr. von Thaden -- includes 251 shares held by Mr. von Thaden's wife in her Individual Retirement Account, as to which Mr. von Thaden has no voting or investment power. Also includes 240,417 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997.

(12) Mr. Pauly -- includes 177,000 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997. Also includes 22,500 shares acquired upon the exercise of stock options that are collateral for a recourse loan from the company. See STOCK LOANS.

(13) Mr. Fox -- includes 56,500 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997. Also includes 4,600 shares held as restricted shares, and 15,000 shares which Mr. Fox acquired upon exercise of stock options that are collateral for recourse loans from the company. See STOCK LOANS.

(14) Mr. Carlson -- includes 85,000 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997. Also includes 15,000 shares acquired upon exercise of stock options that are collateral for recourse loans from the company. See STOCK LOANS.

(15) Mr. Nunn -- includes 68,900 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997. Also includes 15,000 shares acquired upon exercise of stock options that are collateral for recourse loans from the company. See STOCK LOANS.

(16) Includes 950,650 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 14, 1997. Also includes 12,764 shares held as restricted shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table shows the compensation for the past three years of the company's Chief Executive Officer and the four other highest paid executive officers for the year ended December 31, 1996 (the "named executive officers").

                                                                                    LONG-TERM COMPENSATION AWARDS
                                                                     ------------------------------------------------------------
                                          ANNUAL COMPENSATION         RESTRICTED
    NAME AND PRINCIPAL                 -------------------------         SHARE           OPTIONS/               ALL OTHER
         POSITION             YEAR     SALARY($)       BONUS($)      AWARDS($)(1)         SARS(#)        COMPENSATION($)(2)(3)(4)
--------------------------    ----     ----------     ----------     -------------     -------------     ------------------------
Frank C. McDowell
  President and Chief         1996     $  313,998     $  306,798     $        -0-             60,000     $          9,312
  Executive Officer (since    1995        167,914        153,484          125,011            140,000                  -0-
  June 5, 1995)               1994            -0-            -0-              -0-                -0-                  -0-

Jay W. Pauly
  Senior Executive Vice
  President and Chief         1996(5)  $  234,644     $  117,500     $        -0-             45,000(7)  $          5,354
  Operating Officer (since    1995(6)     207,480         27,400              -0-                -0-                6,049
  March 15, 1996)             1994(6)     200,000         10,000              -0-                -0-                4,087

LeRoy E. Carlson
  Executive Vice President
  and Chief Financial         1996(5)  $  215,754     $   90,000     $        -0-             35,000(7)  $          4,863
  Officer (since March 15,    1995(6)     200,000         22,113              -0-                -0-                5,750
  1996)                       1994(6)     187,200         20,000              -0-                -0-                6,513

Byron M. Fox                  1996     $  210,734     $   80,000     $        -0-             20,000     $          3,491
  Executive Vice              1995        182,000         59,000              -0-             25,000               15,287
  President, Acquisitions     1994        186,210         31,000           52,700             10,000               19,867

John H. Nunn
  Senior Vice President,      1996(5)  $  156,175     $   65,000     $        -0-             30,000(7)  $          4,863
  Property Management         1995(6)     145,000         22,113              -0-                -0-                3,675
  (since March 15, 1996)      1994(6)     120,000         15,000              -0-                -0-                4,800

------------------------

(1) The amounts reported represent the aggregate value of restricted share awards at the date of award. In calendar 1996, 1995 and 1994, the named executive officers received the following restricted share awards:

                                                           1996        1995       1994
                                                           -----     ---------  ---------
McDowell..............................................         -0-       8,164        -0-

Fox...................................................         -0-         -0-      3,400

   Except with respect to Mr. McDowell, the restrictions imposed on these restricted share awards severally lapse on the fifth anniversary of the date of grant or, if earlier, upon normal retirement, death or disability. The restrictions on Mr. McDowell's shares lapse on the third anniversary of the grant date and may lapse upon termination of employment following a change in control. See EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS -- MR. MCDOWELL. Dividends are paid on restricted shares at the same rate and at the same time as on the Common Stock.

   At December 31, 1996, the aggregate number and value of shares of restricted stock (based on the market price of $24.75 per share at December 31, 1996) held by each of the named executive officers was as follows:

                                                            NUMBER       VALUE
                                                          -----------  ----------
McDowell................................................       8,164   $  202,059

Fox.....................................................       4,600      113,850

(2) Consists of contributions to the company's defined contribution retirement plan (401(k) Plan) on behalf of the named executive officers. Also includes, the company's allocation of $1,250 for Mr. Fox in 1995, pursuant to the Supplemental Retirement Plan, in order to provide all employees unfunded supplemental retirement benefits equal to the benefits that would have been received from company contributions to the 401(k) Plan absent the various Internal Revenue Code contribution limitations. Includes for each of Messrs. Pauly, Carlson and Nunn, the $2,613 benefit of an interest-free $50,000 loan, assuming a market interest rate equal to the company's borrowing cost.

(3) Does not include potential loan forgiveness. See STOCK LOANS. While the amount to be forgiven is not yet determinable, the following amounts were expensed for 1996 in accordance with the company's accounting policy: Mr. McDowell, $62,037; Mr. Pauly, $21,349; Mr. Carlson, $14,252; Mr. Nunn,
    $14,252 and Mr. Fox, $16,110. In addition, $43,539 and $6,461 were expensed for Mr. McDowell and Mr. Fox, respectively, in 1995.

(4) Does not include the following one-time housing and relocation allowances in 1996 for expenses related to relocating to the San Francisco Bay Area: Mr. Pauly, $85,112; Mr. Carlson, $44,982; and Mr. Nunn, $48,531. In 1995, Mr.
    McDowell received $16,987 for housing and relocation expenses.

(5) Includes compensation from RCT for January 1 to March 15, 1996.

(6) Compensation from RCT.

(7) Does not include stock options for RCT shares, which the company assumed on March 15, 1996 in the merger with RCT and were converted to options for 171,000 shares of Common Stock for Mr. Pauly, 114,000 shares for Mr. Carlson and 96,900 shares for Mr. Nunn.

OPTION GRANTS IN 1996

    The following table sets forth (i) grants of stock options made by the company during 1996 to each of the named executive officers; (ii) the ratio that the number of options granted to each individual bears to the total number of options granted to all employees, (iii) the exercise price and expiration date of these options; and (iv) the estimated potential realizable values assuming certain stock price appreciation over the ten-year option term.

                                                                                              POTENTIAL REALIZED VALUE
                                               INDIVIDUAL GRANTS                              AT ASSUMED ANNUAL RATES
                                -----------------------------------------------                    OF STOCK PRICE
                                   SHARES                                                           APPRECIATION
                                 SUBJECT TO    % OF TOTAL OPTIONS   EXERCISE OR                  FOR OPTION TERM(3)
                                   OPTIONS         GRANTED TO       BASE PRICE   EXPIRATION   ------------------------
NAME                            GRANTED(1)(2)   EMPLOYEES IN 1996     ($/SH)        DATE          5%          10%
------------------------------  -------------  -------------------  -----------  -----------  ----------  ------------
Frank C. McDowell.............       60,000              16.5%       $   20.00      8/26/06   $  754,674  $  1,912,491
Jay W. Pauly..................       45,000(4)           12.4%       $   17.75      3/15/06      502,230     1,273,002
Byron M. Fox..................       20,000               5.5%       $ 17.5625      4/29/06      220,899       559,802
LeRoy E. Carlson..............       35,000(4)            9.6%       $   17.75      3/15/06      390,701       990,113
John H. Nunn..................       30,000(4)            8.2%       $   17.75      3/15/06      334,886       846,668

------------------------

(1) All options shown in the table were granted under the company's Amended and Restated 1992 Employee Stock Plan. The exercise price is 100% of fair market value of the Common stock on the date of grant. All options held by Messrs. McDowell, Pauly, Carlson and Nunn may become immediately exercisable upon termination of employment following a change in control. See EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. Messrs. Pauly, Carlson and Nunn immediately exercised, upon grant, options for 15,000, 10,000 and 10,000 shares, respectively. Mr. McDowell exercised his options immediately upon grant with respect to 10,000 shares. See STOCK LOANS.

(2) Does not include options for an aggregate of 381,900 shares of Common Stock at a weighted average price of $12.88 per share, which options were originally for RCT shares and were assumed by the company in the merger with RCT, including such options for Mr. Pauly for 171,000 shares of Common Stock at $14.695 per share, for Mr. Carlson for 114,000 shares at $11.405 per share, and for Mr. Nunn for 96,900 shares at $11.405 per share.

(3) Potential realizable value is calculated based on an assumption that the price of the company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term (ten years). The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the company's estimate or projection of future stock prices. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Common Stock and the continued employment of the executive officer holding the option through its vesting period.

   The following table shows what the stock price would be at 5% and 10% annual appreciation from option prices of $17.56 and $20.00, respectively, over the ten-year option term.

                                                                $17.56                $20.00
                                                         --------------------  --------------------
YEAR                                                       5.0%       10.0%      5.0%       10.0%
-------------------------------------------------------  ---------  ---------  ---------  ---------
 1.....................................................  $   18.44  $   19.32  $   21.00  $   22.00
 2.....................................................      19.36      21.25      22.05      24.20
 3.....................................................      20.33      23.38      23.15      26.62
 4.....................................................      21.35      25.71      24.31      29.28
 5.....................................................      22.41      28.28      25.53      32.21
 6.....................................................      23.54      31.11      26.80      35.43
 7.....................................................      24.71      34.22      28.14      38.97
 8.....................................................      25.95      37.65      29.55      42.87
 9.....................................................      27.25      41.41      31.03      47.16
10.....................................................      28.61      44.55      32.58      51.87

(4) Includes options to purchase 10,000 shares of Common Stock, which will vest ratably over five years provided that, during the 12 month period commencing March 15, 1996, (i) the company achieves net operating income equal to or greater than the company's internal projection for such period; (ii) management of all company and former RCT apartment properties is consolidated into the company's San Francisco, California office without adversely impacting revenues from such apartment properties; and (iii) the company achieves a savings in operating costs of at least $1,000,000 as compared to combined operating costs for the company and RCT in calendar year 1995 (i.e., prior to the RCT merger). It is now anticipated that these criteria will be satisfied and these options will vest over the five-year period.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

    The following table sets forth (i) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during 1996 by each of the named executive officers; (ii) the total number of all outstanding unexercised options held by the named executive officers as of the end of 1996; and (iii) the aggregate dollar value of all such unexercised options based on the excess of the market price of the Common Stock over the exercise price of the option.

                                                                                                      VALUE OF UNEXERCISED
                                    NUMBER OF                         NUMBER OF UNEXERCISED               IN-THE MONEY
                                     SHARES                            OPTIONS AT 12/31/96           OPTIONS AT 12/31/96(2)
                                   ACQUIRED ON        VALUE       -----------------------------   -----------------------------
NAME                                EXERCISE       REALIZED(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------------  -------------   -------------   -------------   -------------   -------------   -------------
Frank C. McDowell...............        10,000(3)          -0-             -0-         150,000(4)           -0-   $  1,180,500
Jay W. Pauly....................        15,000(3)          -0-         171,000          30,000    $   1,719,405        210,000
Byron M. Fox....................           -0-             -0-          56,500          27,500          530,498        209,844
LeRoy E. Carlson................        10,000(3)          -0-         114,000          25,000        1,521,330        175,000
John H. Nunn....................        10,000(3)          -0-          96,900          20,000        1,293,131        140,000

------------------------

(1) Value realized is calculated by subtracting the total exercise price from the market value of the underlying Common Stock on the date of exercise. Because Messrs. McDowell, Pauly, Carlson and Nunn exercised these options on the date of grant, the exercise price was equal to the market price at the time of exercise.

(2) The market value of the company's Common Stock at December 31, 1996 was $24.75 per share.

(3) These options were exercised immediately upon grant. See STOCK LOANS.

(4) Includes options for 100,000 shares granted in 1995 which vest in equal installments on June 22, 1998, 1999 and 2000, and were subject to termination on July 22, 2000 unless at any time prior to that date the market price for the Common Stock exceeded $19.50 per share for ten consecutive trading days; as this condition was satisfied during 1996, the options are no longer subject to this early termination provision.

RETIREMENT PLAN (401(K) PLAN)

    The company's Retirement Plan is intended to be a qualified retirement plan under Section 401(k) of the Code. Under this plan, participating employees (including the named executive officers) may contribute up to 6% of their compensation, but not exceeding the amount allowed under applicable tax laws ($9,000 in calendar 1996), and the company contributes 25% of the employee's contribution. All employees of the company with one year of service are eligible to participate in the plan. The company's contributions on behalf of employees who have been employed with the company (including RLF) for at least five years are fully vested.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

MR. MCDOWELL

    Effective as of June 5, 1995 (the "Commencement Date"), the company entered into a five-year employment agreement with Mr. McDowell. Certain material terms of the agreement are as follows:

    BASE SALARY AND ANNUAL INCENTIVE BONUS. Mr. McDowell received an initial base salary of $300,000 per year and is eligible to receive an annual incentive bonus of up to 100% of base salary based on achievement of predefined operating or performance criteria established by the Board, with emphasis on FFO per share (the "Annual Criteria").

    STOCK LOAN. On the Commencement Date, Mr. McDowell received a loan of $612,500 to exercise options to purchase 40,000 shares of Common Stock (at an exercise price of $15.32 per share) issued on that date. The McDowell Stock Loan bears interest at 8.25% per annum, compounded annually, with all principal and accrued interest payable in full on June 5, 2000 (the "Payment Date"); provided, however, that repayment of any principal and accrued interest under the McDowell Stock Loan (the "Loan Amount") will be forgiven in accordance with the following formulas (the "Performance Formulas"): (i) 20% of the Loan Amount will be forgiven if the gross book value of the company's equity investments in real estate, investments in limited partnerships and mortgages have a value of $937 million or more on the Payment Date, and a pro rata portion of 20% of the Loan Amount will be forgiven if such value is between $791 million and $937 million;
(ii) 20% of the Loan Amount will be forgiven on the Payment Date if, on the second anniversary date of the McDowell Stock Loan, there has been an increase in FFO per share of Common Stock for the two year period ending April 30, 1997 which is at or above the 80th percentile of the Indexed REITs for a comparable period, and a pro rata portion of 20% of the Loan Amount will be forgiven if any such increase is within the 50th and 80th percentiles; (iii) 30% of the Loan Amount will be forgiven if, on the Payment Date, there has been an increase in FFO per share of Common Stock for the three year period ending April 30, 2000 which is at or above the 80th percentile of the Indexed REITs, and a pro rata portion of 30% of the Loan Amount will be forgiven if any such increase is within the 50th and 80th percentiles; and (iv) 30% of the Loan Amount will be forgiven if, as of the Payment Date, the average of the FFO multiples of Common Stock as of December 31 of each of the five preceding years (computed in each case by dividing the market price of Common Stock on the last trading day of the calendar year by the preceding twelve months' FFO) is at or above the 80th percentile of the average multiple of the Indexed REITs for the same five year period, and a pro rata portion of 30% of the Loan Amount will be forgiven if such multiple is within the 50th and 80th percentiles. In addition, repayment of a pro rata portion of the Loan Amount will be forgiven by the company upon termination of Mr. McDowell's employment under the circumstances described in CERTAIN SEVERANCE BENEFITS.

    See also STOCK LOANS.

    FUTURE AWARDS. Mr. McDowell will receive annual long-term incentive awards which, assuming achievement of applicable performance goals, will provide Mr. McDowell with the financial equivalent of (i) a forgivable performance-based five-year loan to purchase 10,000 shares of Common Stock pursuant to an immediately exercisable stock option, on terms similar to the McDowell Stock Loan (See STOCK LOANS) and (ii) performance options to purchase 50,000 shares of Common Stock at market value on the date of award.

    CERTAIN SEVERANCE BENEFITS. If, at any time during the five-year employment term, the employment of Mr. McDowell is terminated, he shall be entitled to receive the benefits described below.

    (a) TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

        (i) TERMINATION BY THE COMPANY WITHOUT CAUSE. If Mr. McDowell is terminated without cause before June 5, 1997, he will receive a lump sum payment equal to 1.5 times his then base salary, all vesting restrictions on the 8,164 restricted shares awarded on the Commencement Date would be eliminated and the Loan Amount would be reduced to an amount equal to the product of 40,000 times the market value of the Common Stock on the date of termination, with the balance of the Loan Amount payable immediately. If such termination occurs after June 5, 1997, Mr. McDowell would receive a lump sum payment equal to his then base salary plus an amount equal to the average of his annual bonus over the most recent two years (or the previous annual bonus if only one annual bonus period has passed), all vesting restrictions on the 8,164 restricted shares awarded to him on the Commencement Date would be eliminated and the Loan Amount would be reduced based on a pro rata application of the Performance Formulas (the "Performance Adjustment"), taking into consideration the number of full months worked and the company's performance data through the last quarter ended 45 days or more prior to the termination date.

        (ii) TERMINATION DUE TO DEATH OR DISABILITY. Upon termination due to death or disability, Mr. McDowell or his estate will receive a lump sum payment equal to the estimated annual bonus he would have received for the fiscal year in question (based on actual performance relative to the Annual Criteria for the fiscal year and Mr. McDowell's contribution to the date of death or disability), calculated on a prorated basis to the date of termination. In addition, the McDowell Stock Loan would be forgiven based on the Performance Adjustment, with any balance payable 15 days after termination.

       (iii) VOLUNTARY TERMINATION OR TERMINATION FOR CAUSE. Upon voluntary termination or termination for "cause" by the company, no further compensation would be payable to Mr. McDowell and the outstanding balance of the McDowell Stock Loan, together with accrued but unpaid interest, would be payable in full within 15 days of termination.

    (b) TERMINATION FOLLOWING A CHANGE IN CONTROL.

        (i) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY MR. MCDOWELL FOR GOOD REASON. If Mr. McDowell is terminated without cause within 12 months following a Change in Control (defined to include, without limitation, the acquisition by a person or group of beneficial ownership of 50% or more of the company's outstanding securities and certain changes in the Board of Directors resulting from proxy contests or other actions by a person or group with beneficial ownership of 5% or more of the company's outstanding securities), or if Mr. McDowell terminates his employment for Good Reason (defined as material changes in the executive's duties, responsibilities or authority or the company's relocation of the executive outside of San Francisco) within 12 months after a Change in Control, he would receive the following benefits: (a) a lump sum payment equal to (x) two times his then base salary plus an amount equal to two times the average of his annual bonus over the most recent two years, or his previous annual bonus if only one annual bonus period has passed (based on his current base salary of $306,798 and assuming average incentive compensation in the maximum amount of $306,798, this payment would be $1,227,192) plus (y) the estimated annual bonus he would have received for the fiscal year in question (based on actual performance relative to the Annual Criteria for the fiscal year and Mr. McDowell's contribution to date), calculated on a prorated basis to the date of termination; (b) all unvested stock options held by Mr. McDowell would vest and be exercisable for a period of three months; (c) all vesting restrictions on the Restricted Shares would be eliminated; and (d) the McDowell Stock Loan would be forgiven based on the Performance Adjustment, with any balance payable upon termination.

        (ii) TERMINATION DUE TO DEATH OR DISABILITY. Upon termination due to death or disability following a Change in Control, Mr. McDowell or his estate would receive the same benefits described in paragraph (a)(ii) above.

       (iii) VOLUNTARY TERMINATION WITHOUT GOOD REASON OR TERMINATION FOR CAUSE. Upon voluntary termination of employment by Mr. McDowell without Good Reason within 12 months following a Change in Control, he would receive a lump sum payment equal to his then base salary plus an amount equal to the average of his annual bonus over the most recent two years, or the previous annual bonus if only one annual bonus period has passed ($613,596, assuming a $306,798 base salary and maximum incentive bonus). The outstanding balance of the McDowell Stock Loan would be due on such termination. Upon termination for "cause" by the company within 12 months following a Change in Control, no further compensation would be payable to Mr. McDowell and the outstanding balance of the McDowell Stock Loan, together with accrued but unpaid interest, would be payable in full within 15 days of termination.

    Any of the foregoing amounts payable to Mr. McDowell following a Change in Control are subject to reduction to the extent such payments would constitute "parachute payments" as defined in Section 280G of the Code.

MESSRS. PAULY, CARLSON AND NUNN

    Effective on March 15, 1996, the date of the merger with RCT, the company entered into employment agreements with Jay W. Pauly, LeRoy E. Carlson and John
H. Nunn. Each agreement is for an initial term of three years, with automatic renewal on a year-to-year basis thereafter unless terminated in accordance with its terms. Certain material terms of these agreements are as follows:

    BASE SALARY. Mr. Pauly receives a base salary of $207,480 per year, Mr. Carlson receives a base salary of $200,000 per year and Mr. Nunn receives a base salary of $145,000 per year. Each base salary will be subject to review on or about March 31 of each year with an expectation that base salary will increase in an amount at least equal to any increase in the Consumer Price Index for the San Francisco Bay Area over the preceding twelve months.

    ANNUAL INCENTIVE BONUS. Each executive shall be eligible to receive an annual incentive bonus targeted at 40% of base salary, in the case of Mr. Pauly, and 30% of base salary, in the case of Messrs. Carlson and Nunn. The amount of the annual bonus will be based on the achievement of predefined operating or performance goals and other criteria to be established by the Chief Executive Officer or the Compensation Committee of the Board.

    INTEREST-FREE LOAN. Upon their employment Messrs. Pauly, Carlson and Nunn each received a $50,000 interest-free recourse loan (an "Interest-Free Loan") to be forgiven either on the fifth anniversary of the date of employment, or upon earlier termination of employment under the circumstances described in CERTAIN SEVERANCE BENEFITS.

    CERTAIN SEVERANCE BENEFITS. If, at any time during the initial three-year term or any automatic renewal period, the employment of Messrs. Pauly, Carlson or Nunn is terminated, he shall be entitled to receive the benefits described below.

    (a)  TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

    (i) TERMINATION BY THE COMPANY WITHOUT CAUSE. If the executive is terminated without cause before the first anniversary date of the agreement, the executive will receive a lump sum payment equal to two times his then base salary multiplied by a fraction the numerator of which is the number of full months remaining during the first 24 months of the term of employment and the denominator of which is 24. In addition, the Interest-Free Loan will be forgiven and the outstanding balance of the Stock Loans (see STOCK LOANS) will be reduced to an amount equal to the number of shares of Common Stock acquired using proceeds of the Stock Loan times the market price of such shares, with such amount payable immediately. If such termination occurs after the first anniversary date of the agreement, the executive will receive a lump sum payment equal to his then annual base salary plus an amount equal to the average of his annual bonus over the most recent two years (or the previous annual bonus if only one annual bonus period has passed). In addition, the Interest-Free Loan will be forgiven and the Stock Loan will be forgiven based on a PRO RATA application of the Performance Formulas (the "Pro Rata Calculation"), taking into consideration the number of full months worked and the company's performance data through the last quarter ended 45 days or more prior to the termination date.

    (ii) TERMINATION DUE TO DEATH OR DISABILITY. Upon termination due to death or disability, the executive or his estate will receive a lump sum payment equal to the annual bonus the executive would have received for the fiscal year in question (based on 40% of his then current base salary if death or disability occurs within one year from the date of the agreement, or otherwise based on the previous or average annual bonus amounts). In addition, the Interest-Free Loan will be forgiven and the Stock Loan will be forgiven based on the Pro Rata Calculation.

    (iii) VOLUNTARY TERMINATION OR TERMINATION FOR CAUSE. Upon voluntary termination or termination for "cause" by the company, no further compensation will be payable to the executive and the outstanding balance of the Interest-Free Loan and the Stock Loan, together with accrued but unpaid interest, will be payable in full within 15 days of termination.

    (b)  TERMINATION FOLLOWING A CHANGE IN CONTROL.

    (i) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON. If the executive is terminated without cause within 12 months following a Change in Control or if the executive terminates his employment for Good Reason within 12 months after a Change in Control, the executive will receive the following benefits: (a) a lump sum payment equal to two times his then base salary plus an amount equal to (x) two times the average of his annual bonus over the most recent two years; or (y) two times the previous annual bonus if only one annual bonus period has passed; or (z) his then base salary multiplied by (A) in the case of Mr. Pauly, 0.8, and (B) in the case of Messrs. Carlson and Nunn, 0.6, in the event the termination occurs prior to the first anniversary date of employment; (b) all unvested stock options held by the executive would vest and be exercisable for a period of three months; and (c) the Interest-Free Loan would be forgiven and the Stock Loan would be forgiven based on the Pro Rata Calculation, with any balance due immediately.

    (ii) TERMINATION DUE TO DEATH OR DISABILITY. Upon termination due to death or disability following a Change in Control, the executive will receive the same benefits described in paragraph (a)(ii) above.

    (iii)  VOLUNTARY TERMINATION WITHOUT GOOD REASON OR TERMINATION FOR
CAUSE. Upon voluntary termination of employment by the executive without Good Reason within 12 months following a Change in Control, the executive will receive a lump sum payment equal to his then base salary plus an amount equal to the average of his annual bonus over the most recent two years (or the previous annual bonus if only one annual bonus period has passed), or his then base salary multiplied by (A) in the case of Mr. Pauly, 0.4, and (B) in the case of Messrs. Carlson and Nunn, 0.3, in the event termination occurs within the first year of employment. The outstanding balance of the Interest-Free Loan and the Stock Loan, together with accrued but unpaid interest, will be due on such termination. Upon termination for "cause" by the company within 12 months following a Change in Control, no further compensation will be payable to the executive and the outstanding balance of the Interest-Free Loan and the Stock Loan, together with accrued but unpaid interest, will be payable in full within 15 days of termination.

    Any of the foregoing amounts payable to Messrs. Pauly, Carlson and Nunn following a Change in Control are subject to reduction to the extent such payments would constitute "parachute payments" as defined in Section 280G of the Code.

STOCK LOANS

    Since 1995, the Board has approved five-year loans to the named executive officers for the purpose of immediately exercising stock options granted on the date of the loan (the "Stock Loans"). The first of these loans was granted to Mr. McDowell on the date of his employment, and similar loans were granted to Messrs. Pauly, Carlson and Nunn on the date of their employment, Mr. Fox was granted a Stock Loan shortly after Mr. McDowell's initial loan. A provision in Mr. McDowell's employment agreement entitles him to the financial equivalent of an annual Stock Loan for 10,000 shares of Common Stock if certain company performance goals are met. The Board has adopted the practice of making similar performance grants to the other named executive officers.

    The following table summarizes certain information concerning the Stock Loans granted to date.

                                                                           TO EXERCISE
                                                                           OPTION FOR     INTEREST
                                                            LOAN AMOUNT   NO. OF SHARES   RATE(1)
                                                            -----------   -------------   --------
June 5, 1995
  McDowell................................................  $  612,500          40,000       8.25%
August 28, 1995
  Fox.....................................................  $  159,063          10,000       8.25%
March 15, 1996(2)
  Pauly...................................................  $  266,250          15,000        7.1%
  Carlson.................................................     177,500          10,000        7.1%
  Nunn....................................................     177,500          10,000        7.1%
August 26, 1996
  McDowell................................................  $  200,000          10,000        6.6%
February 13, 1996
  McDowell................................................  $  123,125           5,000        5.4%
  Pauly...................................................     184,188           7,500        5.4%
  Carlson.................................................     123,125           5,000        5.4%
  Nunn....................................................     123,125           5,000        5.4%
  Fox.....................................................     123,125           5,000        5.4%

------------------------

(1) Payable quarterly except for Mr. McDowell's loans, for which interest accrues subject to forgiveness. The interest rate is equal to the dividend yield on the Common Stock purchased, on the loan date.

(2) Does not include the $50,000 interest free loans to each of Messrs. Pauly, Carlson and Nunn. See EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT and CHANGE-IN-CONTROL ARRANGEMENTS-- MESSRS. PAULY, CARLSON AND NUNN--INTEREST FREE LOAN.

    The Stock Loans are collateralized by the purchased shares with full recourse to the named executive officers. These loans are forgivable in whole or in part upon the achievement of company performance goals related to growth in assets, FFO per share and stock price and upon termination of employment, similar to the forgiveness applicable to Mr. McDowell's June 5, 1995 loan as described in EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS--MR. MCDOWELL--STOCK LOAN and MESSRS. PAULY, CARLSON AND NUNN--CERTAIN SEVERANCE BENEFITS.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION
                             OF EXECUTIVE OFFICERS

COMPENSATION POLICIES AFFECTING EXECUTIVE OFFICERS

GENERAL

    The Compensation Committee of the Board of Directors (the "Committee") administers the company's executive compensation program. The Committee is composed entirely of outside directors.

    The objective of the company's executive compensation program is to develop and maintain executive reward programs which contribute to the enhancement of shareholder value, while attracting, motivating and retaining key executives who are essential to the long-term success of the company. As discussed in detail below, the company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives, restricted share grants, stock option grants and incentive stock loans. These elements are designed to operate on an integrated basis and together comprise total compensation value.

    Each year, the Committee reviews executive compensation in light of the company's performance during the year and compensation data at companies that are considered comparable. In reviewing the company's performance during 1996, the Committee considered a variety of factors. The acquisition by merger of RCT was completed in March 1996. As a result of the merger, the company added 22 wholly owned apartment communities (totaling approximately 3,600 units) and 18 commercial and retail properties to the portfolio. The merger also provided increased depth in management and other resources which allowed the company to internalize property management of all multi-family properties during the year and to achieve operating and overhead efficiencies. During 1996, pursuant to the company's strategy, nine other apartment communities comprising 3,156 units were acquired and 14 commercial and retail properties were sold. FFO per share increased approximately 13.5% from 1995 levels and the stock price (as adjusted for the June 27, 1996 stock split) increased approximately 39% during the year. Total shareholder return, taking into account dividends paid and stock price appreciation, exceeded 40% for the year. In reviewing 1996 performance, the Committee considered the extraordinary and non-recurring nature of certain portfolio, organizational and operational changes resulting from the merger; beyond this, the Committee considered the above factors as a whole without assigning specific weights to particular factors.

    It is the Committee's belief that, in light of current compensation levels of the company's executive officers, the company will not be affected by the provisions of Section 162(m) of the Code, which limits the deductibility of certain executive compensation, during 1996. Therefore, the Committee has not adopted a policy as to compliance with the requirements of Section 162(m).

BASE SALARY

    Base salary levels of the company's key executives are largely determined through an evaluation of the responsibilities of the position held and the experience of the particular individuals and through a comparison with comparable companies in the real estate industry. In its determination of comparable companies, the Committee gives primary consideration to companies included in the equity REIT peer group used for the five-year comparison of total shareholder return. Salary information about comparable companies is surveyed by reference to public disclosures made by companies in the real estate industry. In addition, during 1996, the Committee used salary survey data supplied by an outside compensation consultant in establishing base salaries. The executive officers' salaries, including those of the CEO and COO, were generally set at the mid-range of the survey data.

ANNUAL CASH INCENTIVES

    The annual cash incentive is designed to provide a short-term (one-year) incentive to executive officers based on a percentage of the individual's base salary. For 1996, incentive awards were based on the achievement of predetermined corporate expectations and a subjective determination as to individual performance. In addition, the Committee used survey data supplied from the company's outside compensation consultant relative to total cash compensation, including salary and cash incentive awards. For the executive officers other than the CEO, targeted annual cash incentive awards are between 30% - 40% of base salary; for the CEO, the targeted annual cash incentive award is 50% of base salary with a maximum annual award of 100% of base salary. The company performance expectations were exceeded in all respects in 1996 and all individual performance requirements were met. The Summary Compensation Table shows cash incentive bonuses paid to the named executive officers for 1996 based on such performance.

STOCK OPTIONS, INCENTIVE STOCK LOANS AND RESTRICTED SHARES

    Stock options are designed to provide long-term (ten year) incentives and rewards tied to the price of the Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to participants only when shareholders benefit from stock price appreciation, are an important component of the company's annual executive compensation program. The number of options or shares currently held by an officer is not a factor in determining individual grants, and the Committee has not established any target level of ownership of Common Stock by executive officers. However, accumulation and retention of shares of Common Stock by officers is encouraged.

    Stock options are awarded annually following the close of each year. The company does not adhere to any firmly established formulas for the issuance of options. During 1996, 25 officers and other employees received stock option grants. The Summary Compensation Table shows the options granted to the named executive officers for 1996. In determining the size of the grants to the named executive officers, the Committee assessed relative levels of responsibility and the long-term incentive practice of other comparable companies.

    In accordance with the provisions of the company's 1992 Employee Stock Plan, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth and share value of the company's Common Stock.

    Pursuant to the 1992 Employee Stock Plan, in 1996, the company funded $821,250 aggregate principal amount of incentive stock loans to the named executive officers. As more fully described in STOCK LOANS, these loans were used to exercise some of the options granted to the named executive officers under the Plan, and repayment of these loans may be forgiven in whole or in part upon achievement of certain company performance goals. The Committee believes that these loans, by encouraging management's acquisition and retention of shares of Common Stock and by tying forgiveness to company performance, provide even greater incentives for management to achieve both the company's long term performance objectives and its current strategic goals.

    The Committee may also award restricted shares as a compensation vehicle and to retain key executive managers. Currently, seven officers, each of whom is an assistant vice president or higher of BRE, hold awards. The number of restricted shares covered by each award is determined by the Committee in its discretion and generally reflects the extent of the officer's success in achieving the company's goals during the preceding year and the level of the officer's responsibility. No restricted share awards were made to any officers or employees of the company for 1996.

CEO PERFORMANCE EVALUATION

    For 1996, the Compensation Committee evaluated Mr. McDowell's performance based on the factors discussed above under the caption "General," with particular emphasis on the achievement of operating, portfolio and performance objectives relative to the merger with RCT, growth in FFO per share and total shareholder return and corporate performance relative to multi-family peer groups. As a result of the company's significantly exceeding its corporate expectations and objectives for 1996 and Mr. McDowell's individual performance, he received 100% of his potential maximum annual cash incentive together with the incentive stock loan and stock option grants described in Stock Loans and Option Grants in 1996 Tables.

    The foregoing report is given by the members of the Compensation Committee, namely:

    Malcolm R. Riley, Chairman
    L. Michael Foley
    Gregory M. Simon

COMPARATIVE STOCK PERFORMANCE

    The line graph below compares the cumulative total shareholder return on the Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the NAREIT Equity REIT Without Health Care Total Return Index over the same period. This comparison assumes that the value of the investment in the Common Stock and in each index was $100 on December 31, 1991 and that all dividends were reinvested.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   BRE         S&P 500    NAREIT EQUITY REIT
                 Properties,
                        Inc.      Index   w/o Healthcare Index
12/31/1991           $100.00    $100.00                $100.00
12/31/1992            123.22     107.61                 120.66
12/31/1993            136.83     118.46                 143.23
12/31/1994            135.55     120.02                 147.52
12/31/1995            168.99     165.12                 168.48
12/31/1996            250.20     211.13                 229.82



12/31/1991
12/31/1992                   Qtly
12/31/1993                  Value
12/31/1994
12/31/1995
12/31/1996
                          $890.21
                          $979.62
                          $906.78
                          $909.50
                        $1,001.43
                        $1,201.96
                        $1,357.54
                        $1,547.69
                        $1,552.12
                        $1,515.43
                        $1,423.44
                        $1,396.94
                        $1,497.09
                        $1,533.14
                        $1,691.82
                        $1,867.16
                        $1,766.52
                        $2,078.38
                        $2,378.18
                        $2,556.66
                        $2,360.58
                        $2,415.47
                        $2,920.46
                        $2,895.58
                        $3,025.16
                        $2,366.20
                        $2,674.60
                        $2,821.82
                        $2,784.39
                        $2,859.99
                        $3,132.85
                        $3,446.26
                        $3,822.91
                        $3,876.51
                        $3,755.35
                        $3,978.14
                        $3,271.10
                        $3,678.05
                        $4,522.65
                        $4,489.45
                        $4,917.18
                        $5,521.02
                        $5,492.89
                        $5,322.38
                        $5,529.20
                        $6,178.07
                        $6,380.51
                        $6,529.15
                        $6,857.82
                        $7,040.59
                        $6,773.49
                        $6,526.29
                        $6,967.64
                        $6,787.80
                        $7,336.84
                        $7,983.67
                        $8,762.93
                        $8,888.54
                        $9,435.00
                        $9,706.21

------------------------

(1) Indicates appreciation of $100 invested on December 31, 1991 in the Common Stock, S&P 500, and NAREIT Equity REIT Without Health Care Total Return Index securities, assuming reinvestment of dividends.

* The NAREIT Equity REIT Without Health Care Total Return Index includes 159 companies with aggregate equity capitalization (excluding operating units) of $73.6 billion.

                     AMENDMENT OF ARTICLES OF INCORPORATION
                  TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                 OF COMMON STOCK FROM 50,000,000 TO 100,000,000
                               (PROXY ITEM NO. 2)

GENERAL

    The Board of Directors recommends that the company's Articles of Incorporation be amended to increase the number of authorized shares of Common Stock, $.01 par value, from 50,000,000 shares to 100,000,000 shares. As of February 21, 1997, there were 33,003,785 shares of Common Stock outstanding and an additional 3,091,222 shares were reserved for issuance upon exercise of options outstanding or available for grant under the company's stock compensation plans (assuming the shareholders approve increasing the 1992 Employee Stock Plan by 1,000,000 shares -- see Proxy Item No. 3). In addition, 1,481,310 shares were reserved for issuance under the company's Direct Stock Purchase & Dividend Reinvestment Plan. Accordingly, 12,423,683 shares of Common Stock are currently available for future purposes.

    In addition to its authorized Common Stock, the company has authority to issue 10,000,000 shares of preferred stock, $.01 par value, of which no shares were issued and outstanding as of February 21, 1997.

REASONS FOR THE AMENDMENT

    The Board recommends that the number of authorized but unissued shares of Common Stock be increased to provide a sufficient number of shares available, as the occasion may arise, for possible future financings and acquisitions, stock dividends or splits and other proper corporate purposes. The company has filed a shelf registration statement with the Securities and Exchange Commission for the offering of up to $300 million of unsecured debt securities, Common Stock, preferred stock, depositary shares and warrants to purchase shares of Common Stock. Issuance of even the maximum amount of Common Stock pursuant to this registration statement would not, however, require any increase in the authorized shares. Nevertheless, while the company does not have any immediate plans for any other transactions which would involve the issuance or reservation of such additional shares, management of the company believes it is prudent to increase the authorized Common Stock at this time so as to be in a position to have flexibility to issue additional shares as favorable circumstances present themselves. Management notes that in 1996 the company issued a total of 10,938,011 shares, primarily due to the merger with RCT.

    The additional shares of Common Stock, if authorized, would have the same rights and privileges as the shares of Common Stock presently outstanding and could in the future be issued for any proper corporate purpose. Subject to the rules of the New York Stock Exchange applicable to certain types of transactions, the Board of Directors generally has the power and authority to issue additional shares of Common Stock without shareholder approval. The Board is not proposing the increase in authorized Common Stock with the intention of discouraging tender offers or takeover attempts. However, in the event of an unsolicited tender offer or takeover proposal, the increased number of shares could give the Board greater flexibility to discourage or make more difficult an attempt by a person or organization to gain control of the company.

    To the extent additional shares of Common Stock are issued, each shareholder's voting power and percentage interest in the company is diluted. The shareholders of the company do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED FOR APPROVAL

    The Board of Directors has unanimously approved increasing the authorized Common Stock and unanimously recommends that you vote FOR the proposed amendment. The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is required to adopt this proposed amendment to the Articles of Incorporation.

                            ADDING 1,000,000 SHARES
                          TO THE AMENDED AND RESTATED
                            1992 EMPLOYEE STOCK PLAN
                               (PROXY ITEM NO. 3)

    The company's Amended and Restated 1992 Employee Stock Plan (the "Plan") provides for the grant of stock options, stock appreciation rights and restricted and unrestricted stock to officers and other key employees of the company for an aggregate of up to 750,000 shares of Common Stock. On February 24, 1997, the Board of Directors amended the Plan to (i) add 1,000,000 shares of Common Stock to the Plan, and (ii) conform the Plan to recent amendments of SEC Rule 16b-3. Such amendment increasing the Plan shares is subject to approval of the company's shareholders.

    The purpose of the Plan is to provide incentives to eligible employees by providing them with a proprietary interest in the company. A copy of the Plan, as proposed to be amended, is attached hereto. The following summary of certain provisions of the Plan does not purport to be complete and is qualified in its entirety by reference to the attached Plan.

ADMINISTRATION OF THE PLAN

    The Plan provides that it shall be administered by the Board of Directors or a committee of directors appointed by the Board. The Board has designated the Compensation Committee (the "Committee") to administer the Plan. To the extent that options and other awards granted under the Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the Plan will be administered by a committee of two or more "outside directors" within the meaning of Code Section 162(m). Awards under the Plan are intended to be exempt from the SEC's short-swing profit rule, pursuant to SEC Rule 16b-3.

    The Committee, or the full Board, is authorized to grant awards to eligible employees, to determine the terms and conditions thereof, to determine which persons meet the requirements with respect to eligibility, and to adopt rules and regulations relating to the Plan. The individuals eligible to participate are those key salaried employees, including officers and directors who are also employees of the company, as the Committee shall determine.

SHARES AVAILABLE UNDER PLAN

    To date, options and restricted stock have been awarded for all 750,000 shares under the Plan, and options for an additional 169,064 shares were granted on January 27 and February 13, 1997. These additional options are conditioned on shareholder approval of the Plan increase. See PARTICIPATION IN THE INCREASED PLAN BY EXECUTIVE OFFICERS. The present amendment increases the Plan by 1,000,000 shares, including such 169,064 shares. If the 1,000,000 share Plan increase is approved by the shareholders, there will be outstanding or authorized for future grants a total of 3,091,222 shares of Common Stock, including (i) outstanding Plan options for 788,886 shares (including such 169,064 shares) and 26,264 unvested restricted shares under the Plan, (ii) 830,936 shares available for future Plan grants, (iii) outstanding options and restricted stock for a total of 255,500 shares under the company's 1984 plan, which has expired, (iv) an option for 100,000 shares held by Mr. McDowell, (v) the 800,000-share Non-Employee Director Stock Option, under which options for 420,000 shares are outstanding and options for 380,000 shares are available for future grants, and (vi) outstanding options for 315,900 shares of Common Stock of the total options for 381,900 shares which were assumed in the RCT merger on March 15, 1996.

    Each award under the Plan contains customary anti-dilution provisions which are applicable in the event of a stock dividend, stock-split, conversion, exchange, reclassification or substitution. In the event of any other change in the corporate structure or outstanding shares, the Committee may make such equitable adjustments to the number of shares and the class of shares available under the Plan or to any outstanding award as it shall deem appropriate to prevent dilution or enlargement of rights. Upon termination of any outstanding Plan awards, the shares subject to those awards may again be made the subject of additional Plan awards. The maximum number of shares which may be the subject of options granted to any individual in any calendar year is 200,000 shares.

TYPES OF AWARDS

    STOCK OPTIONS. The Committee will have discretion to grant either "incentive stock options" (within the meaning of Section 422 of the Code) or non-qualified stock options. A further description of these two types of stock options appears below under the heading CERTAIN FEDERAL INCOME TAX CONSEQUENCES. All option grants will be evidenced by written agreements in such form approved by the Committee consistent with the terms of the Plan. The Committee will, subject to the terms and conditions of the Plan, determine the terms and conditions of option grants and the number of shares to be issued pursuant to such options. The exercise price will be not less than the market value on the grant date.

    The Plan provides that the Committee may, in its discretion, provide that an option may not be exercised in whole or in part for a specified period or periods of time. Generally, options vest 20% per year beginning one year after the grant date and expire ten years from the date of grant. Except as so specified, an option may be exercised in whole or in part from time to time for a period of up to ten years from the date of grant. In the discretion of the Committee, an option may become immediately exercisable upon the occurrence of certain events, including upon the death or permanent disability of an optionee or upon a change in control (as defined in the Plan) of the company. In the event of the optionee's termination of employment with the company, the option shall also terminate unless extended by the Committee for up to seven months or for up to 12 months following termination due to death or permanent disability, and for a period of up to three years following retirement at or after normal retirement age. In the event of a merger, sale of assets or certain other corporate transactions, the Plan authorizes the Committee, in its discretion, to either accelerate the vesting of outstanding options or cancel options which were exercisable at any time prior to the effective date of such transaction.

    Payment of the option price upon exercise of an option shall be in cash or, in the discretion of the Committee, in shares of Common Stock already owned by the optionee having a fair market value equal to the option price, or any combination of cash and Common Stock having a combined value equal to the option price. In the Committee's discretion, when already owned shares are delivered to execute an option, only the net shares issued upon exercise will be deemed utilized in the Plan. The option holder may in certain circumstances elect to have shares withheld to satisfy tax withholding requirements in connection with the exercise of an option. In the discretion of the Committee, an option agreement may also provide for the extension of an interest-bearing loan from the company to the optionee to finance exercise of an option, provided that the term of the loan does not exceed ten years, the loan is with full recourse to the optionee, and repayment of the loan is secured by the shares so acquired by the optionee. The Company has extended such loans to the named executive officers on terms described in STOCK LOANS, including forgiveness of all or part of the loans if certain performance conditions are met. The Plan also provides that the Committee may permit optionees to use cashless exercise methods that are permitted by law and in connection therewith the company may establish a cashless exercise program, including a program where the commissions on the sale of stock subject to an exercised option are paid by the company.

    In general, options are transferable only by will or by the laws of descent and distribution and, during the lifetime of the optionee, the option shall be exercisable only by the optionee or by his guardian or legal representative; however, the Committee has the discretion to permit lifetime and death transfers to the extent permitted by SEC Rule 16b-3 as in effect from time to time. Rule 16b-3 was amended recently to permit transferable options, and the Committee is considering allowing the transfer of Plan options, including previously granted options.

    SHARE APPRECIATION RIGHTS (SARS). The Plan provides that the Committee may grant SARs in connection with all or part of any option granted under the Plan. The number of SARs granted to an optionee may not exceed the number of shares of Common Stock which the optionee may then purchase upon exercise of the related option or options.

    The holder of an option and related SARs may elect to exercise the SARs or a part thereof in lieu of exercising the option or its related portion. Upon any exercise of SARs, the optionee must surrender the related option with respect to a number of shares equal to the number of SARs exercised and, in exchange, the optionee will receive the excess of the fair market value of the Common Stock covered by the portion of the option surrendered over its option price. Payment of SARs may be made in shares of Common Stock valued at fair market value or, in the discretion of the Committee, in cash. In the event of the surrender of all or a portion of an option for SARs, the shares represented by the portion surrendered will not be available for reissuance under the Plan.

    If SARs are granted with respect to an option, the existence of the SARs will require charges to income for compensation expense based on the amount, if any, by which the market price of the shares of Common Stock subject to the SARs exceeds the option price over the period of the option.

    RESTRICTED STOCK AWARDS. The Committee may grant restricted shares, i.e., shares of Common Stock which are subject to transfer restrictions determined by the Committee in its sole discretion, and subject to substantial risk of forfeiture unless and until specific conditions established by the Committee at the time of grant are met. Such conditions may be based on continuing employment or achievement of pre-established performance goals, or both, as determined by the Committee. The specific categories of and procedures for establishing such goals are set forth in Section 4.3 of the Plan. The Committee's discretion in establishing performance goals would not be limited to Section 4.3 when an employee's compensation amount is not expected to be subject to the deduction limitations of Code Section 162(m).

    Stock certificates for restricted shares shall be issued in the name of the holder, but the certificates may be retained in escrow until such time as the restrictions shall have lapsed. The holder of restricted shares shall have all rights of a shareholder with respect to the Common Stock registered in his or her name, including the voting and dividend rights, unless otherwise provided in the restricted stock award.

    SHARE AWARDS. The Plan also authorizes the Committee to award or offer shares of Common Stock, either restricted or unrestricted, and as current or deferred compensation, in lieu of all or any portion of the cash compensation to which the employee is entitled, for a number of shares having a value on the grant date equal to the amount of such cash compensation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is based on federal income tax laws and regulations as in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the Plan. No information is provided herein with respect to estate, inheritance, or state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an award or the disposition of any of the acquired shares under those laws. The exact federal income tax treatment of awards will depend on the specific nature of any such award. An award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted shares, an award which is payable in cash, or otherwise.

    INCENTIVE STOCK OPTIONS. Neither the grant nor the exercise of an incentive stock option is taxable to the employee receiving the option. If the employee holds the stock purchased upon exercise of an incentive stock option for at least one year after the purchase of the stock and until at least two years after the option was granted, his or her sale of the shares will produce long-term capital gain or loss, and the company will not be entitled to any tax deduction. However, if the employee sells or otherwise transfers the stock before these holding periods have elapsed, he or she will generally be taxed at ordinary income rates on the sale in the amount of the excess of the fair market value of the stock when the option was exercised over the option exercise price, and the company will be entitled to a tax deduction in the same amount. Any remaining gain or loss will be short-term or long-term capital gain or loss as the case may be.

    NON-QUALIFIED OPTIONS. Although the grant of non-qualified stock options under the Plan also is not generally taxable to the optionee, upon exercise the optionee will be taxed at ordinary income rates on the excess of the fair market value of the stock received over the option exercise price, and the company will be entitled to a tax deduction in the same amount. The amount included in an individual's income as a result of the exercise of a non-qualified option will be treated as his or her basis in the shares acquired, and any remaining gain or loss on the subsequent sale of the shares will be treated as long-term or short-term capital gain or loss as the case may be.

    RESTRICTED STOCK. The acquisition of restricted stock is not a taxable event. When restrictions imposed upon the restricted stock expire, the holder will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the restricted stock on the date of such expiration over the purchase price, if any, for the shares. The holder may, however, elect within 30 days after the date of acquisition to recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of the restricted stock on the date of grant, determined without regard to the restrictions imposed on such shares, over the purchase price, if any, for the shares. If and when the holder recognizes ordinary income attributable to the restricted stock, the company will be entitled to a deduction for the same amount.

    SHARE APPRECIATION RIGHTS. The grant of an SAR is generally not a taxable event for the grantee. Upon exercise of the SAR, the grantee will recognize ordinary income in an amount equal to the amount of cash or stock received upon such exercise, and the company will be entitled to a deduction for the same amount.

    OTHER AWARDS. Awards may be granted to employees under the Plan that do not fall into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. In general, compensation in lieu of cash will be treated as ordinary, taxable income to the employees and deducted by the company. The company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Plan. The Plan authorizes employees to elect to have the company withhold shares from any award in the amount of the tax withholding, in which event the company would then pay the withholding amount in cash.

    EXCESS PARACHUTE PAYMENTS. Where the terms of the agreements pursuant to which specific awards made under the Plan provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the company, certain amounts with respect to such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any excess parachute payment and the company will be denied any deduction with respect to such excess parachute payment.

    ALTERNATIVE MINIMUM TAX. The amount by which the fair market value of the shares received upon exercise of an incentive option exceeds the exercise price of the shares is included in the calculation of "alternative minimum taxable income" of the optionee. The alternative minimum tax imposed on individual taxpayers is equal to the amount by which 26% of alternative minimum taxable income (28% for AMTI in excess of $175,000) exceeds the regular federal income tax rate for a taxable year. For minimum tax purposes, the basis of stock acquired through the exercise of an incentive stock option equals the fair market value taken into account in determining the amount of the alternative minimum taxable income. A portion of a taxpayer's minimum tax attributable to certain items (including the spread on the exercise of an incentive stock option) may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax.

    SECTION 162(M)COMPENSATION DEDUCTION LIMITATION. Stock options, SARs and performance-based restricted stock granted under the Plan are intended to be "performance-based compensation" and therefore not subject to the deduction limitation of Code Section 162(m).

ACCOUNTING

    The company has elected to be governed by APB No. 25, so that there is no earnings charge in connection with the grant or exercise of stock options granted under the Plan. Effective for 1996, however, FAS 123 requires companies to show in a footnote to their financial statements the proforma effect that option grants would have had on earnings if the "value" of the stock options were treated as compensation expense. See Note 7 of the Notes to Financial Statements in the company's 1996 annual report to shareholders. Restricted and unrestricted stock grants under the Plan would, however, involve an earnings charge, as would SARs as discussed above.

AMENDMENT AND DURATION OF THE PLAN

    The Plan expires September 27, 2002. The Plan may be terminated or amended by the Board at any time; however, any modification or amendment requiring shareholder approval under the rules and regulations of the New York Stock Exchange or pursuant to Rule 16b-3 of the Exchange Act or Section 162(m) of the Code will be subject to shareholder approval within one year of the adoption of such amendment.

RECENT STOCK PRICE

    The closing price of the Common Stock on February 21, 1997, as reported by the New York Stock Exchange, was $23.875 per share.

PARTICIPATION IN THE INCREASED PLAN BY EXECUTIVE OFFICERS

    On January 27, 1997, the Committee granted options for a total of 127,000 shares at $25.00 per share (the market price on that date), none of which was granted to an executive officer. On February 13, 1997, the Committee granted options for a total of 137,500 shares at $24.625 per share (the market price on that date) to the named executive officers, as follows:

                                                                              SHARES SUBJECT TO
                                                                               OPTIONS GRANTED
                                                                              -----------------
Frank C. McDowell...........................................................         30,000
Jay W. Pauly................................................................         32,500
LeRoy E. Carlson............................................................         25,000
John H. Nunn................................................................         25,000
Byron Fox...................................................................         25,000

Of the above options for a total of 264,500 shares, options for 27,500 shares were exercised by the five named executive officers on the grant date (see STOCK LOANS) and options for 169,064 shares exceeded the current plan authorization and would be cancelled pro rata for each individual if the proposed amendment increasing the Plan is not approved by the shareholders.

    Future awards under the Plan are not presently determinable, including grants to executive officers. See, however, STOCK LOANS regarding possible future performance grants to the named executive officers. The following table sets forth information regarding grants under the Plan in 1996 to (i) each named executive officer, (ii) all current executive officers as a group, and (iii) all non-executive officer employees as a group.

                                                                  SHARES SUBJECT   WEIGHTED AVERAGE  DOLLAR VALUE
                                                                    TO OPTIONS      EXERCISE PRICE        OF
                                                                     GRANTED         PER SHARE(1)     OPTIONS(2)
                                                                 ----------------  ----------------  ------------
Frank C. McDowell..............................................         60,000(3)     $  20.00        $  237,500
Jay W. Pauly...................................................         45,000(4)        17.75           210,000
LeRoy E. Carlson...............................................         35,000(3)        17.75           175,000
John H. Nunn...................................................         30,000(3)        17.75           140,000
Byron Fox......................................................         20,000           17.5625         143,750
All current executive officers as a group
  (five persons)...............................................        190,000                           906,250
All employees who are not executive officers
  (20 persons).................................................        174,000           17.90         1,191,900

------------------------

(1) Equal to the market price for the Common Stock on the date of grant.

(2) Equal to the market price on December 31, 1996 of $24.75 per share less the exercise price, multiplied by the number of shares (excluding those shares exercised as noted in (3) and (4) below).

(3) Includes 10,000 shares for options which were immediately exercised upon grant. See STOCK LOANS.

(4) Includes 15,000 shares for options which were immediately exercised upon grant. See STOCK LOANS.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED FOR APPROVAL

    The Board of Directors has unanimously approved increasing the authorized Plan shares and unanimously recommends that you vote FOR the proposed amendment. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and voted with respect to this proposal, if a quorum is present, is required to adopt this proposed amendment to the Plan.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                               (PROXY ITEM NO. 4)

    Ernst & Young LLP, independent auditors, provided auditing services to the company during the year ended December 31, 1996. The directors have selected Ernst & Young LLP to audit the financial statements of the company for 1997 and recommend to the shareholders that such selection be ratified. The affirmative vote of a majority of the shares represented at the Annual Meeting and voted with respect to this proposal, if a quorum is present, is sufficient to ratify such selection. Representatives of Ernst & Young LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire. Such representatives will also be available to respond to appropriate questions. The Board unanimously recommends a vote FOR this proposal.

                             PRINCIPAL SHAREHOLDERS

    The following table indicates the only person known by the company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock as of December 31, 1996 and the percentage of the outstanding shares of Common Stock that such shares represented at that date, based on information furnished by such holder or contained in filings made with the Securities and Exchange Commission.

                                       NUMBER OF SHARES
NAME AND ADDRESS                        OF COMMON STOCK   PERCENTAGE OF SHARES
-------------------------------------  -----------------  ---------------------
State Farm Insurance Companies
One State Farm Plaza
Bloomington, Illinois 61701                 4,168,958                12.7%

                             SHAREHOLDER PROPOSALS

    Any shareholder who wishes to submit a proposal for presentation at the next Annual Meeting of Shareholders must submit the proposal to BRE Properties, Inc., One Montgomery Street, Suite 2500, Telesis Tower, San Francisco, CA 94104-5525,
Attention: Secretary. Such proposal must be received not later than October   ,
1997 for inclusion, if appropriate, in the company's proxy statement and form of proxy relating to next year's Annual Meeting.

                                 OTHER MATTERS

    It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting.

March   , 1997

                                          By Order of the Board of Directors

                              BRE PROPERTIES, INC.
                              AMENDED AND RESTATED
                            1992 EMPLOYEE STOCK PLAN
                                   ARTICLE I
                                    GENERAL

    1.1 PURPOSE OF THE PLAN. The purpose of the 1992 Employee Stock Plan (the "Plan") is to provide officers and other key employees of the company with incentives to continue their employment with the company and to afford them the opportunity to acquire a continuing stock ownership interest in the company, thereby providing them a proprietary interest in the success of the company.

    1.2 DEFINITIONS. As used in the Plan and the related Award Agreements, the following terms will have the meanings stated below:

        (a) "Award" means any Option, SAR, Shares or Restricted Shares granted pursuant to the Plan.

        (b) "Award Agreement" means the written agreement between the company and an employee pursuant to which an Award may be granted. The Committee shall determine the terms of each Award Agreement, subject to the terms and conditions of the Plan.

        (c) "Board" means the Board of Directors of the company.

        (d) "Code" means the Internal Revenue Code of 1986, as amended.

        (e) "Company" means BRE Properties, Inc., a Maryland corporation.

        (f) "Committee" means the Compensation Committee appointed by the Board to administer the Plan. The Committee shall consist solely of two or more members of the Board who are not employees. The Board shall have the power from time to time to add or remove members of the Committee and to fill vacancies arising for any reason.

        (g) "Exchange Act" means the Securities Exchange Act of 1934.

        (h) The "Fair Market Value" of a Share on any date means the closing price per Share on the New York Stock Exchange for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

        (i) "Incentive Stock Option" or "ISO" means an Option that meets the requirements of Section 422 of the Code.

        (j) "Non-qualified Stock Option" or "NQSO" means an Option that is not intended to qualify as an ISO.

        (k) "Option" means an option to purchase Shares and shall be either an ISO or a NQSO.

        (l) "Optionee" means the holder of an Option.

        (m) "Option Price" means the price to be paid for Shares upon exercise of an Option as determined in accordance with Section 2.2.

        (n) "Restricted Shareholder" shall have the meaning set forth in Section 4.1.

        (o) "Restricted Shares" means Shares issued pursuant to Article IV.

        (p) "Share Appreciation Right" or "SAR" means rights granted pursuant to
    Article III.

        (q) "Shares" means shares of common stock, $.01 par value, of the company.

        (r) "Subsidiary" means any corporation in which the company owns, directly or indirectly, stock possessing more than 50 percent of the total combined voting power of all classes of stock.

    1.3  ADMINISTRATION OF PLAN.

        (a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

           (i) The employees to whom Awards shall be granted;

           (ii) The number of Shares or Restricted Shares to be covered by an Award;

           (iii) Whether and to what extent an Optionee may use already-owned Shares in payment of the Option Price upon exercise of Options;

           (iv) Which Options granted shall be ISOs and which shall be NQSOs;

           (v) The Option Price;

           (vi) The period and conditions, if any, under which each Award shall vest or be exercisable; and

           (vii) The terms and conditions of each Award Agreement between the company and each employee.

        (b) The Committee's decision construing, interpreting and administering the Plan shall be conclusive and binding on all parties. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or to any Award granted pursuant to the Plan.

    1.4 ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be those key salaried employees, including officers and directors if they are employees, of the company, or of any Subsidiary, as the Committee shall determine during the period of the Plan. Awards under the Plan may be made to the same eligible employee on more than one occasion.

    1.5 TYPES OF GRANTS AND AWARDS UNDER PLAN. Awards under the Plan may be in the form of Options, SARs, Shares and Restricted Shares. Options may be granted with or without related SARs. SARs may be granted only with respect to a related Option. The date of grant of an Award hereunder shall be deemed to be the date of action by the Committee, notwithstanding that issuance may be conditioned on the execution of an Award Agreement.

    1.6 TRANSFERABILITY. Except as permitted by the Committee in accordance with the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short swing profit provisions of Section 16(b) of that Act, Awards under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holders lifetime only by the holder or the holders guardian or legal representative. This restriction shall apply to all employees receiving grants under the Plan, whether or not the employee is subject to Section 16(b).

    1.7 SHARES SUBJECT TO PLAN. The maximum number of Shares which may be issued under the Plan shall be 1,750,000, subject to adjustment in accordance with Section 6.4. In the event that any outstanding Award shall expire or terminate for any reason, the Shares or Restricted Shares allocable to the unused or forfeited portion of that Award may again be available for additional Awards under the Plan. However, in the event of a surrender of an Option, or a portion of it, for SARs, the Shares represented by the Option or that part of it which is so surrendered shall not be available for reissuance under the Plan.

    1.8  EFFECTIVE DATE AND TERM OF PLAN.

        (a) The Plan, as amended hereby, shall be effective and shall be deemed to have been amended on February 24, 1997, if within twelve months after that date the Plan has been approved by the affirmative vote of the holders of a majority of those outstanding shares of voting stock of the company voting in person or by proxy at a duly held shareholder meeting; if not so approved, the increase in the number of Shares covered by the Plan shall not become effective.

        (b) The Board may terminate the Plan at any time. If not sooner terminated by the Board, the Plan will expire on September 27, 2002. Expiration or termination of the Plan will not affect the validity of any Awards then outstanding.

                                   ARTICLE II
                                 STOCK OPTIONS

    2.1 OPTION AGREEMENTS. The grant of an Option shall be evidenced by a written Option Agreement. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the option period, the method of exercise, the manner of payment, the restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan. The maximum number of Shares for which Options may be granted under the Plan to any employee in any calendar year is 200,000 Shares.

    2.2 OPTION PRICE. The price to be paid for Shares upon the exercise of an Option shall be fixed by the Committee at the time the Option is granted, but shall in no event be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

    2.3 DURATION OF OPTION. No Option shall be exercisable after the expiration of ten years from the date of grant.

    2.4 DATE OF EXERCISE. Any Option may be exercised at any time following the date of grant, in whole or in part, unless the Committee shall otherwise provide for vesting or other restrictions under which an Option may be exercised by the Optionee, in whole or in part. In the discretion of the Committee, an Option may become immediately and fully exercisable upon the occurrence of certain times or events, including, without limitation, (i) in the event of death or permanent disability of the Optionee or (ii) upon the occurrence of a change of control of the company. For purposes of the Plan, a change of control shall be deemed to occur if any person or group together with its affiliates and associates (other than the company or any of its subsidiaries or employee benefit plans), after the effective date of the Plan, acquires direct or indirect beneficial ownership of 32 percent or more of the then outstanding Shares or commences a tender or exchange offer for 40 percent or more of the then outstanding Shares. The terms "group," "affiliates," "associates" and "beneficial ownership" shall have the meanings ascribed to them in the rules and regulations promulgated under the Exchange Act.

    2.5 METHOD OF EXERCISE. The Committee shall establish procedures governing the exercise of an Option consistent with the purposes of the Plan. Such procedures may include, without limitation, delivery to the company of written notice of exercise accompanied by payment in full of the Option Price for the Shares to which the exercise relates and payment of any amount necessary to satisfy any withholding tax liability that may result from exercise of the Option.

    2.6 PAYMENT OF OPTION PRICE. Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full in cash or, as specified in the Option Agreement or as otherwise permitted by the Committee at the time of exercise, (i) by delivering to the company already-owned Shares having a Fair Market Value equal to the Option Price on the date of exercise,
(ii) by cashless exercise methods which are permitted by law, including, without limitation, methods whereby a broker sells the Shares to which the exercise relates or holds them as collateral for a margin loan, delivers the Option Price to the company, and delivers the remaining proceeds to the Optionee (and in connection therewith the company may establish a cashless exercise program including a program where the commissions on the sale of Shares to which the exercise relates are paid by the company), or (iii) by any combination of cash and already-owned Shares or such cashless exercise methods having a combined value equal to the Option

Price. In the discretion of the Committee, already-owned Shares must have been owned by the Optionee at the time of exercise for at least the period of time specified by the Committee (which generally shall be not less than six months). Whenever payment of the Option Price would require delivery of a fractional Share, the Optionee shall deliver the next lower whole number of Shares and a cash payment shall be made by the Optionee for the balance of the Option Price.

    2.7 OPTION EXERCISE LOANS. An Option Agreement may provide for the extension of a loan from the company to the Optionee to finance exercise of the Option. Any such loan shall have a term that does not exceed ten years, shall be secured by a pledge of the Shares acquired pursuant to exercise of the Option, shall be with full recourse against the Optionee, shall bear interest at rates determined by the Committee, and shall contain such other terms and conditions as the Committee shall determine consistent with the Plan.

    2.8 TERMINATION OF EMPLOYMENT. Options shall normally terminate immediately upon termination of an Optionee's employment with the company for any reason, or not more than three months following the date of termination if permitted by the Committee, acting in its discretion. However, (i) if an Optionee dies or becomes permanently disabled while in the continuous employ of the company, the Committee may in its discretion allow the Optionee or the Optionee's estate, personal or legal representative or beneficiary, to exercise the Option (to the same extent the Optionee could have exercised it on the date of death or permanent disability) for a period of up to twelve months from the date of death or disability and (ii) if an Optionee retires at or after normal retirement age the Committee may in its discretion allow the Optionee to exercise the Option (to the same extent the Optionee could have exercised it on the date of retirement) for a period of up to three years from the date of retirement, but, in either (i) or (ii), not beyond the original option term.

                                  ARTICLE III
                           SHARE APPRECIATION RIGHTS

    3.1 GRANT OF SARS. Share appreciation rights may be granted in connection with all or any part of any Option granted under the Plan. The number of SARs granted to an Optionee shall not exceed the number of Shares which the optionee may purchase upon exercise of the related Option. SARs granted under the Plan shall be included in the related Option Agreement between the company and the Optionee.

    3.2 EXERCISE OF SARS. A holder of SARs may exercise such rights, in whole or in part, in lieu of exercise of the related Option, only to the same extent and subject to the same conditions as the related Option is then exercisable and unexercised. At the time of exercise, the Optionee shall surrender the Option with respect to the number of Shares equal to the number of SARs exercised and shall receive in return the number of Shares or amount of cash determined pursuant to Section 3.3. The number of Shares available for the grant of future Options and SARs under the Plan shall be reduced by the number of Shares with respect to which an Option is so surrendered. The Committee, in its discretion, may prescribe terms, conditions and limitations on the exercise of SARs.

    3.3 PAYMENT OF SARS. Upon exercise of SARs, in consideration of the surrender of the related Option, the holder thereof shall be entitled to receive, with respect to each such right, an amount equal to the excess of the Fair Market Value of one Share at the time of exercise over the Option Price per Share for the Shares subject to the related Option and SAR being exercised. This amount shall be payable as the Optionee shall elect, in cash, Shares or any combination of cash and Shares; provided, however, that the Committee shall have sole discretion to consent to or disapprove any election to receive cash in full or partial payment of such amount. If the Optionee is to receive all or any portion of such amount in Shares, the number of Shares shall be determined by dividing such amount or portion thereof by the Fair Market Value per Share at the time of exercise. If the number of Shares so determined is not a whole number, such number shall be reduced to the next lower whole number.

                                   ARTICLE IV
                               RESTRICTED SHARES

    4.1 AWARD OF RESTRICTED SHARES. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award Shares to be held under the restrictions set forth in this Article IV to any eligible employee of the company. Upon making such an award, the company shall cause to have Restricted Shares issued and registered in the name of the employee to whom Restricted Shares are awarded (the "Restricted Shareholder").

    4.2 RESTRICTIONS. Restricted Shares shall be subject to forfeiture upon such terms and conditions, e.g., continued employment and performance goals, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time Restricted Shares are awarded. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares, including upon a change of control as defined in Section 2.4.

    4.3  PERFORMANCE GOALS.

        (a) When the Committee determines to provide for forfeiture of Restricted Shares based on performance goals, and when in the Committee's judgment the provisions of Code Section 162(m) may be applicable to an Award of Restricted Stock, the Committee shall be guided by this Section 4.3. The Committee shall establish performance goals prior to the start of the restriction period; provided that such goals may be established after the start of the fiscal year but while the outcome of the performance goal is substantially uncertain to the extent permitted under proposed or final regulations issued under Section 162(m).

        (b) Each performance goal shall identify one or more business criterion that is to be monitored during the restriction period. Such criteria may include, among other things, any of the following:

Funds from operations per share       Net income
Return non net assets                 Earnings per share
Operating ratios                      Debt reduction
Cash flow                             Return on investment
Shareholder return                    Revenue
Revenue growth

        (c) The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

    4.4 FORFEITURE OF RESTRICTED SHARES. In the event of the forfeiture of any Restricted Shares, the company shall have the right to reacquire all or any portion of such Shares, as determined by the Committee in its sole discretion, without the payment of consideration in any form to such Restricted Shareholder, and the Restricted Shareholder shall unconditionally forfeit any right, title or interest to such Restricted Shares. All forfeited Restricted Shares shall be transferred and delivered to the company. The Committee may, in its sole discretion, waive in writing the company's right to reacquire some or all of a holder's Restricted Shares, whereupon such shares shall become fully vested in such Restricted Shareholder.

    4.5 ESCROW. In order to administer the provisions of this Article IV the stock certificates evidencing Restricted Shares, although issued in the name of the Restricted Shareholder, shall be held by the company in escrow subject to delivery to the Restricted Shareholder upon vesting. An employee's receipt of an award of Restricted Shares pursuant to the Plan shall constitute the grant of an irrevocable power of attorney to the company to permit the transfer and delivery to the company of any or all Restricted Shares which are forfeited to the company.

    4.6 DIVIDENDS ON RESTRICTED SHARES. While the Restricted Shares are held in escrow, all cash dividends the company pays on the Restricted Shares shall be subject to such terms, conditions and restrictions on payment as the Committee shall determine, and shall be delivered directly to the Restricted Shareholder, to the escrow account, or otherwise held in the manner specified by the Committee. Share dividends or other dividends in kind on any Restricted Shares held in escrow shall be paid into such escrow in the name of the Restricted Shareholder and shall be subject to the same restrictions on disposition and forfeiture provisions applicable to the Restricted Shares on which such dividend was paid.

                                   ARTICLE V
                            OTHER STOCK-BASED AWARDS

    The Committee, in its discretion, may grant Awards under the Plan in the form of Shares, either current or deferred, restricted or unrestricted, and in tandem or combination with, or as an alternative to, any other employee compensation plan of the company.

                                   ARTICLE VI
                                 MISCELLANEOUS

    6.1 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger or facsimile transmission, addressed

        (a)  if to the company, at
           BRE Properties, Inc.
           Telesis Tower, Suite 2500
           One Montgomery Street
           San Francisco, CA 94104-5525
           Attn: Secretary

        (b) If to the Award holder, at the last address shown on the company's personnel records, or

        (c) to such address as either party shall later designate by notice to the other.

    6.2 AMENDMENT OR TERMINATION. The Board may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect. Amendments to the Plan shall be subject to stockholder approval to the extent required to comply with any exemption to the short swing-profit provisions of Section 16(b) of the Exchange Act pursuant to rules and regulations promulgated thereunder, with the exclusion for performance-based compensation under Code Section 162(m), or with the rules and regulations of any securities exchange on which the Shares are listed. The Board may also modify or amend the terms and conditions of any outstanding Award, subject to the consent of the holder and consistent with the provisions of the Plan.

    6.3 LEAVE OF ABSENCE. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence from the company taken by the recipient of any grant under the Plan. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall be treated as a termination of employment with the company within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on grants and awards under the Plan.

    6.4 RECAPITALIZATION. In the event of any change in capitalization which affects the Shares, whether by stock dividend, stock distribution, stock split, subdivision or combination of Shares, reclassification, merger or consolidation or otherwise, such proportionate adjustments, if any, as the Committee in its discretion deems appropriate to reflect such change shall be made with respect to the total number of Shares in respect of which Awards may be granted under the Plan, the number of Shares covered by each outstanding Award and the Option Price per Share under each Option and related SAR; however, any fractional shares resulting from any such adjustment shall be eliminated.

    6.5 REORGANIZATION. If the company merges or consolidates with another corporation and is not the surviving corporation, or if the company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of any outstanding Option shall be entitled, upon exercise of an Option, to receive, in lieu of Shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of Shares equal to the number of Shares as to which the Option may be exercised;
(b) the Committee may in its discretion waive any limitations set out in or imposed pursuant to this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be exercisable in full; and (c) all outstanding options which are exercisable at any time prior to the effective date of any merger consolidation, liquidation, sale or other disposition may be canceled by the Committee in its discretion, as of such effective date.

    6.6 GENERAL RESTRICTION. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the related Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award restricting disposition of Shares, is necessary or desirable as a condition of, or in connection with, the making of an Award or the issue for purchase of Shares thereunder, then such grant shall not be effective in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

    6.7 WITHHOLDING TAXES. The company, with the approval of the Committee, may, at the request of an employee, retain Shares which would otherwise be delivered to the employee upon exercise of an Option or SAR or vesting of Restricted Shares or other Award, to satisfy any withholding tax liability that may result from such exercise or vesting. The Shares shall be valued for this purpose at their Fair Market Value on the date of the exercise or vesting, as the case may be. Whenever, under the Plan, payments by the company are made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

    6.8 NO RIGHT TO EMPLOYMENT. Nothing in the Plan nor in any agreement entered into pursuant to the Plan shall confer upon any Award holder the right to continue in the employment of the company, nor affect any right which the company may have to terminate the employment of such person.

    6.9 RIGHTS AS STOCKHOLDER. No Optionee shall have rights as a stockholder with respect to Shares acquired under the Plan unless and until the certificates for such Shares are delivered to him or her.

    6.10 EXCHANGE ACT. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

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PROXY CARD

                              BRE PROPERTIES, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Frank C. McDowell, John McMahan and LeRoy E. Carlson, or any of them, as proxies, with full power of substitution, to vote as directed all shares of common stock of BRE Properties, Inc. at the Annual Meeting of shareholders of BRE Properties, Inc. to be held at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California at 10:00 a.m., Pacific time, on April 10, 1997. This Proxy authorize(s) each designated proxy to vote at his or her discretion on any other matter that may properly come before the Meeting or any adjournment thereof. If this card contains no specific voting instructions, my (our) shares will be voted FOR election of all nominees for Director and FOR Items 2, 3 and 4.

         (continued, and to be signed and dated, on the reverse side).


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR                  PLEASE MARK
EACH ITEM LISTED BELOW.                                       YOUR VOTE AS
                                                              INDICATED IN
                                                              THIS EXAMPLE  /X/


1. ELECTION OF DIRECTORS

      FOR all   WITHHOLD AUTHORITY  *EXCEPTIONS  Nominees: 01 Frank C. McDowell,
     nominees    to vote for all                 02 William E. Borsari, and
     listed to  nominees listed to               03 C. Preston Butcher
     the right      the right
                                                 (INSTRUCTIONS: To withhold
                                                 authority to vote for any
                                                 individual nominee, mark the
                                                 "Exceptions" box and write that
                                                 nominee's name in the space
                                                 provided below.)

        / /            / /              / /      *Exceptions____________________

2. APPROVAL OF INCREASING  3. APPROVAL OF INCREASING  4. RATIFICATION OF THE
   THE AUTHORIZED COMMON      THE 1992 EMPLOYEE          SELECTION OF ERNST &
   STOCK                      STOCK OPTION PLAN          YOUNG LLP TO SERVE AS
                                                         INDEPENDENT AUDITORS
                                                         FOR THE YEAR ENDING
                                                         DECEMBER 31, 1997

    FOR  AGAINST  ABSTAIN      FOR  AGAINST  ABSTAIN       FOR  AGAINST  ABSTAIN
    / /    / /      / /        / /    / /      / /         / /    / /      / /

                                                      Please sign exactly as
                                                      name appears on this
                                                      proxy. When signing as
                                                      attorney, executor,
                                                      administrator, trustee,
                                                      custodian, guardian or
                                                      corporate officer,
                                                      give full title. If
                                                      more than one trustee,
                                                      all should sign.

                                                      Date: ______________, 19__
                                                      __________________________
                                                       Signature of Shareholder
                                                      __________________________

                                                      Votes MUST be Indicated in
                                                      Black or Blue Ink.

                                                      Sign, Date and Return this
                                                      Proxy Card Promptly Using
                                                      the Enclosed Envelope
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                    HELP US SAVE MONEY -- VOTE BY TELEPHONE

  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***

  Have your proxy in hand. Decide how you wish to vote.

  BULLET On a Touch Tone Telephone call Toll Free 1-888-457-2962 24 hours per day - 7 days a week.

  BULLET  You will be asked to enter a Control number

  OPTION #1  To vote as the Board of Directors recommends on ALL proposals:
             Press 1 now, if you wish to vote on each proposal separately: press 0 now.

  WHEN YOU PRESS 1, YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL

  OPTION #2  IF YOU SELECTED A VOTE ON EACH PROPOSAL SEPARATELY, YOU WILL HEAR
             THESE INSTRUCTIONS

    Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0. Please make your selection now.

    To withhold for individual nominees please enter the two digit number that appears next to the nominee you DO NOT wish to vote for. Once you have completed voting for Directors, press 0.

    Proposal 2: You may make your selection any time: To vote For, press 1; Against, press 9; Abstain press 0.

    The instructions are the same for all remaining proposal(s).

           YOUR VOTE SELECTION WILL BE REPEATED AND YOU WILL HAVE AN
                           OPPORTUNITY TO CONFIRM IT.

   IF YOU VOTE BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.
                              THANK YOU FOR VOTING